UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Yahoo! Inc.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 3, 2012, Yahoo! Inc. (“Yahoo!” or the “Company”) issued the following press statements:

Scott Thompson received a bachelor of science degree in business administration with a major in accounting from Stonehill college. There was an inadvertent error that stated Mr. Thompson also holds a degree in computer science. This in no way alters that fact that Mr. Thompson is a highly qualified executive with a successful track record leading large consumer technology companies. Under Mr. Thompson’s leadership, Yahoo! is moving forward to grow the company and drive shareholder value.

We can confirm that Patti Hart holds a bachelor of science degree in business administration with specialties in marketing and economics from Illinois State University.

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In connection with the statement the Company made earlier today about Scott Thompson, the Yahoo! board will be reviewing this matter, and upon completion of its review, will make an appropriate disclosure to shareholders.

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On May 4, 2012, Yahoo! issued the following press statement:

As we have previously said, the board is reviewing this matter and, upon completion of its review, will make an appropriate disclosure to shareholders.

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Important Additional Information

Yahoo! has filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) and will be filing a definitive proxy statement with the SEC in connection with the solicitation of proxies for its 2012 annual meeting of shareholders. Shareholders are strongly advised to read Yahoo!’s 2012 definitive proxy statement (including any amendments or supplements thereto) when it becomes available because it will contain important information. Shareholders will be able to obtain copies of Yahoo!’s 2012 proxy statement, any amendments or supplements to the proxy statement, and other documents filed by Yahoo! with the SEC in connection with its 2012 annual meeting of shareholders for no charge at the SEC’s website at www.sec.gov. Copies of the proxy materials may also be requested from the Company’s proxy solicitor, Innisfree M&A Incorporated, by telephone at (877) 750-9499 (toll-free) or by email at info@innisfreema.com.

Yahoo!, its directors, executive officers and certain employees are deemed participants in the solicitation of proxies from shareholders in connection with Yahoo!’s 2012 annual meeting of shareholders. Information regarding Yahoo!’s directors, executive officers and other persons who, under rules of the SEC, are considered participants in the solicitation of proxies for the 2012 annual meeting of shareholders, including their respective interests by security holdings or otherwise, is set forth in the preliminary proxy statement Yahoo! filed with the SEC on April 27, 2012 and will be set forth in the definitive proxy statement for Yahoo!’s 2012 annual meeting of shareholders when it is filed with the SEC.